UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

7000 West William Cannon, Building One

Austin, TX 78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of ArthroCare Corporation (the “Company”) was held on May 22, 2013.  At the Annual Meeting, the Company's stockholders voted on three proposals described in detail in the Company’s Proxy Statement, dated April 1, 2013, and cast their votes as follows:

1.              Proposal 1: Election of Directors:

Name	Votes For	Votes Withheld	Broker Non- Votes
Christian P. Ahrens	29,094,716	427,004	2,524,754
Gregory A. Belinfanti	29,217,713	304,007	2,524,754
Barbara D. Boyan, Ph.D.	29,117,535	404,185	2,524,754
David Fitzgerald	28,710,131	811,589	2,524,754
James G. Foster	29,255,082	266,638	2,524,754
Terrence E. Geremski	29,247,151	274,569	2,524,754
Tord B. Lendau	28,690,829	830,891	2,524,754
Peter L. Wilson	28,568,158	953,562	2,524,754

2.              Proposal 2: Advisory vote on the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
28,658,777	284,362	578,581	2,524,754

3.              Proposal 3: Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions
31,435,825	597,765	12,884

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	May 24, 2013
		By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer